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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to incorporation by reference in the Registration Statements on Form S-8 (No.033-61305, No. 333-27121, No. 333-31366 and No. 333-91682) of
HON INDUSTRIES Inc. of our reports dated January 31, 2003 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

PricewaterhouseCoopers LLP


Chicago, Illinois
March 24, 2003